Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction

TPG RE Finance Trust Holdco, LLC	Delaware

TPG RE Finance Trust TRS Corp.	Delaware

TPG RE Finance Trust GenPar, Inc.	Cayman Islands

TPG RE Finance Trust CLO Holdco, LLC	Delaware

TPG RE Finance Trust CLO Issuer, L.P.	Cayman Islands

TPG RE Finance Trust CLO Issuer Sub, Ltd.	Cayman Islands

TPG RE Finance Trust CLO TRS Corp.	Delaware

TPG RE Finance Trust CLO TRS 1 Corp.	Delaware

TPG RE Finance Trust CLO TRS 2 Corp.	Delaware

TPG RE Finance Trust TRS Sub, Ltd.	Cayman Islands

TPG RE Finance 13, Ltd.	Cayman Islands

TPG RE Finance 14, Ltd.	Cayman Islands

TPG RE Finance 15, LLC	Delaware

TPG RE Finance 16, LLC	Delaware

TPG RE Finance 17, LLC	Delaware

TPG RE Finance 18, LLC	Delaware

TPG RE Finance 19, LLC	Delaware

TPG RE Finance 20, Ltd.	Cayman Islands

TPG RE Finance, Ltd.	Cayman Islands

TPG RE Finance Trust Sub 1, LLC	Delaware

TPG RE Finance Pledgor 1, LLC	Delaware

TPG RE Finance Pledgor 2, LLC	Delaware

TPG RE Finance 3, LLC	Delaware

TPG RE Finance 4, LLC	Delaware

TPG RE Finance 5, LLC	Delaware

TPG RE Finance 6, LLC	Delaware

TPG RE Finance 7, LLC	Delaware

TPG RE Finance 8, LLC	Delaware

TPG RE Finance 9, LLC	Delaware

TPG RE Finance 10, LLC	Delaware

TPG RE Finance Pledgor 11, LLC	Delaware

TPG RE Finance Pledgor 12, LLC	Delaware

TPG RE Finance, LLC	Delaware

TPG RE Finance 11, Ltd.	Cayman Islands

TPG RE Finance 12, Ltd.	Cayman Islands

TPG RE Finance 2, Ltd.	Cayman Islands

TPG RE Finance 1, Ltd.	Cayman Islands

TRT Securities 1, LLC	Delaware

TRT Securities 2, LLC	Delaware

TRT Securities 3, LLC	Delaware

TRT Securities 4, LLC	Delaware

TRT Securities 5, LLC	Delaware

TPG RE Finance 21, Ltd.	Cayman Islands

TPG RE Finance 22, Ltd.	Cayman Islands

TPG RE Finance 23, Ltd.	Cayman Islands